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                                                                   Exhibit 99(b)

                             SAKS HOLDINGS, INC.
                                   PROXY

   Proxy for the Special Meeting of Stockholders ____ a.m. New York City time

     The undersigned appoints __________ and __________ and each of them, with full power of substitution, as proxies, to vote all shares of common stock, par value $.01 per share, of Saks Holdings, Inc. ("Saks") that the undersigned is entitled in any capacity to vote at the Special Meeting of Stockholders of Saks (the "Special Meeting") to be held on __________, 1998 at _____ a.m., local time, at _______________, and at any and all adjournments or postponements thereof, on the matters set forth on the reverse side hereof and on such other matters as may properly come before the meeting. This proxy revokes all prior proxies given by the undersigned.

     All properly executed proxies will be voted as directed on the reverse side of this proxy card. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR the proposals set forth on the reverse side hereof. All ABSTAIN votes will be counted in determining the existence of a quorum at the Special Meeting, but will not be deemed to have been cast either "for" or "against" the proposals.

  This Proxy solicited on behalf of the Board of Directors of Saks Holding,Inc.

Receipt of the Notice of Meeting and the Joint Proxy Statement/Prospectus, dated __________, 1998 (the "Proxy Statement"), is hereby acknowledged.


             PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                SEE REVERSE SIDE


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                                                          Please mark    /X/
                                                          your votes as
                                                          indicated in
                                                          this example
                                                          clear area





The Board of Directors of Saks recommends a vote FOR the following proposal:
                                                For       Against    Abstain

1.   To approve and adopt the                  /    /      /    /      /    /
     Agreement and Plan of Merger,
     dated as of July 4, 1998, among
     Saks Holdings, Inc., Proffitt's, Inc.
     and Fifth Merger Corporation, as
     described in the accompanying
     Joint Proxy Statement/Prospectus.








Signature(s)                                        Dated         , 1997
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NOTE:Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which your are signing.

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